Exhibit 99.1

For further information contact:

Investor Relations:

Jesse Jenkins

901.597.8259

Jesse.Jenkins@terminix.com

Media:

James Robinson

901.597.7521

James.Robinson@terminix.com

Terminix Reports Second-Quarter 2021 Revenue Growth of Five Percent

•	Four percent organic revenue growth included double-digit commercial pest growth
•	Net income of $54 million with a margin of 10%
•	Adjusted EBITDA of $123 million with a margin of 22%
•	Repurchased 3.7 million shares for $181 million at an average price of $48.77 per share

MEMPHIS, TENN. — August 5, 2021 —Terminix Global Holdings, Inc. (NYSE: TMX), a leading provider of essential termite and pest management services to residential and commercial customers, today announced unaudited second-quarter 2021 results.

For the second quarter of 2021, the Company reported a year-over-year revenue increase of five percent to $560 million. Income from continuing operations increased year-over-year by $14 million, or 35 percent, to $54 million, or $0.42 per share. Adjusted EBITDA(1) for the quarter increased year-over-year by $4 million, or 3 percent, to $123 million, and Adjusted Net Income(2) increased by $13 million to $66 million, or $0.51 per share.

“Solid revenue growth in commercial and residential pest management highlighted a quarter of continued progress on our strategic initiatives,” said Terminix CEO Brett Ponton. “The double-digit organic revenue growth in our commercial business continues the positive momentum we have seen in the service line as we move beyond the impacts of the COVID-19 pandemic. We delivered strong pricing and customer retention improvements in residential pest management and are making progress on key marketing initiatives that will improve lead generation. I am encouraged by our ability to drive productivity in our fleet and materials cost to help offset expected increases in labor costs due to the more competitive macro labor market.”

“We remain focused on the Terminix Way initiative and customer experience platform as key growth and profitability enablers for the years ahead,” Ponton continued. “Investments in easy-to-use systems will improve lead generation, customer retention, and the customer experience across all touchpoints. Terminix Way will transform the teammate experience with enhanced operating procedures, training curriculums and career paths that will enhance teammate retention and provide the foundation for accelerated growth and improved consistency throughout the organization. I remain confident that we are making the necessary investments in operating capabilities to create a sustainable growth model that will allow us to become the preferred pest management provider in the industry.”

Consolidated Performance

	Three Months Ended June 30,				Six Months Ended June 30,
$ millions	2021	2020	B/(W)		2021	2020	B/(W)
Revenue	$560	$534	$26		$1,032	$990	$42
YoY growth			5%				4%
Gross Margin	242	237	6		444	413	31
% of revenue	43.2%	44.3%	(1.1)	pts	43.0%	41.8%	1.3	pts
SG&A	143	143	1		280	283	3
% of revenue	(25.6)%	(26.7)%	1.1	pts	(27.2)%	(28.6)%	1.4	pts
Income from Continuing Operations before Income Taxes	73	57	16		110	56	54
% of revenue	13.1%	10.7%	2.4	pts	10.7%	5.7%	5.0	pts
Income from Continuing Operations	54	40	14		81	41	40
% of revenue	9.6%	7.5%	2.1	pts	7.8%	4.2%	3.7	pts
Net Income	54	53	1		81	67	14
% of revenue	9.6%	9.9%	(0.3)	pts	7.8%	6.8%	1.0	pts
Adjusted Net Income(2)	66	53	13		105	64	41
% of revenue	11.7%	9.9%	1.8	pts	10.2%	6.5%	3.7	pts
Adjusted EBITDA(1)	123	119	4		213	179	34
% of revenue	22.0%	22.4%	(0.4)	pts	20.7%	18.1%	2.6	pts
Net Cash Provided from Operating Activities from Continuing Operations	76	117	(41)		151	172	(21)
Free Cash Flow(3)	71	112	(41)		139	157	(18)

Reconciliations of net income to Adjusted Net Income and Adjusted EBITDA, as well as a reconciliation of Net Cash Provided from Operating Activities from Continuing Operations to Free Cash Flow, are set forth below in this press release.

Second-Quarter Performance

Revenue

	Three Months Ended
	June 30,
(In millions)	2021	2020	Growth		Organic		Acquired
Residential Pest Management	$192	$182	$10	5%	$7	4%	$3	1%
Commercial Pest Management	141	124	17	14%	13	10%	4	3%
Termite and Home Services	193	196	(3)	(2)%	(4)	(2)%	—	—%
Sales of Products and Other	34	32	3	8%	3	8%	—	—%
Total revenue	$560	$534	$26	5%	$19	4%	$7	1%

Revenue increased five percent over the prior year, including approximately one percent from favorable foreign currency fluctuations. Commercial pest management organic revenue growth(4) of ten percent, including double-digit international growth, was driven by a decrease in temporary cancellations from the prior year and improved price realization. Foreign currency fluctuations contributed approximately $4 million, or three percent, of the commercial pest management organic revenue growth. Residential pest management organic revenue growth of four percent was driven by an improvement in customer retention and improved price realization, offset, in part, by lower one-time sales. Termite and Home Services revenue decreased two percent organically primarily due to an approximately $5 million impact from the change in the timing of revenue recognition in our monthly subscription-based termite offering. Excluding this impact, Termite and Home Service revenue would have increased approximately one percent. Sales of products and other increased eight percent due to prior year COVID-19 pandemic impacts.

Adjusted EBITDA

Adjusted EBITDA was $123 million for the second quarter, a year-over-year increase of $4 million. The impact on Adjusted EBITDA from higher revenue was $13 million. Direct costs, including materials and fleet costs, were $4 million lower year-over-year. These gains were partially offset by a $6 million increase in labor expense, $2 million in investments in the customer experience platform and Terminix Way, higher sales and marketing expense of $3 million, and a $1 million increase in termite damage claims expense, primarily driven by higher cost per non-litigated claim due, in part, to inflationary pressures on building materials and contractor costs.

Liquidity and Free Cash Flow

The Company ended the second quarter with $313 million in available cash and access to $378 million under its revolving credit facility for total liquidity of $691 million. In the second quarter, the Company purchased 3.7 million shares for $181 million at an average price of $48.77 per share. Year-to-date free cash flow was $139 million, with a free cash flow conversion rate(5) of 65 percent. The Company ended the second quarter with a net debt leverage ratio(6) of 1.5 times.

Full-Year 2021 Outlook

(In millions)	Low	High
Revenue	$2,025	$2,050
Growth Rate	3%	4%
Adjusted EBITDA	$380	$390
Margin	18.8%	19.0%

For the full-year 2021, our outlook remains unchanged with organic revenue growth expected between three and four percent. Residential pest is expected to continue growth from pricing realization. Commercial pest is expected to stabilize to more normalized growth levels than the second quarter as the prior year impact of the COVID-19 pandemic mitigates in the third and fourth quarters. Termite and home services is expected to be negatively impacted by approximately $2 million in the third quarter due to the timing of revenue recognized for our monthly subscription-based termite offering.

Adjusted EBITDA remains between $380 and $390 million and includes the flow through of revenue growth, expected teammate retention pressure from tighter labor markets, increased sales and marketing expense and investments in key operational capabilities.

The timing and frequency of new termite damage claims litigated case filings are difficult to predict. This guidance represents the Company’s best estimate of litigated case filings, but actual pace and volume could differ.

A reconciliation of the forward looking full-year 2021 Adjusted EBITDA outlook to net income is not being provided, as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Second-Quarter 2021 Earnings Conference Call

The Company will hold a conference call to discuss its financial and operating results at 8 a.m. central time (9 a.m. eastern time) on Thursday, August 5, 2021.

The Company invites all interested parties to join Chief Executive Officer, Brett Ponton, Executive Vice President and Chief Financial Officer, Bob Riesbeck, and Vice President of Investor Relations, FP&A and Treasurer, Jesse Jenkins, for an update on the Company's operational performance and financial results for the second quarter ended June 30, 2021. Participants may join this conference call by dialing 877.256.3282 (or international participants, +1.212.231.2904). Additionally, the conference call will be available via webcast. A slide presentation highlighting the Company’s results will also be available. To participate via webcast and view the presentation, visit the Company’s investor relations home page at investors.terminix.com.

The call will be available for replay until September 4, 2021. To access the replay of this call, please call 800.633.8284 and enter reservation number 21995995 (international participants: +1.402.977.9140, reservation number 21995995). The webcast will also be available on the company’s investor relations home page.

About Terminix

Terminix Global Holdings (NYSE: TMX) is a leading provider of residential and commercial pest management. The Company provides pest management services and protection against termites, mosquitoes, rodents and other pests. Headquartered in Memphis, Tenn., with more than 11,400 teammates and 2.9 million customers in 24 countries and territories, the Company visits more than 50,000 homes and businesses every day. To learn more about Terminix, visit Terminix.com, or LinkedIn.com/company/terminix.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements. Forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the Company’s reports filed with the U.S. Securities and Exchange Commission. Such risks, uncertainties and changes in circumstances include, but are not limited to: the impact of reserves attributable to pending Litigated and Non-Litigated Claims for termite damages; future termite damage claim expenses above historical norms remaining within the ringfence estimate; implementation of Mobile Bay Formosan termite settlement remediation measures; the mitigating impact of the Mobile Bay Formosan termite settlement on future litigated termite damage claims; the impact of the COVID-19 pandemic on our operations; lawsuits, enforcement actions and other claims by first parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated like or comparable to similarly titled measures of other companies. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, Adjusted Net Income, Adjusted earnings per share, free cash flow, free cash flow conversion rate, organic revenue growth and net debt leverage ratio are not measurements of the Company’s financial performance under GAAP and should not be considered as an alternative to net income, net cash provided by operating activities from continuing operations or any other performance or liquidity measures derived in accordance with GAAP. Management uses these non-GAAP financial measures to facilitate operating performance and liquidity comparisons, as applicable, from period to period. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as they facilitate company-to-company operating performance and liquidity comparisons, as applicable, by excluding potential differences caused by variations in capital structures, acquisition activity, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives and equity-based, long-term incentive plans.

_______________________________________________

(1) Adjusted EBITDA is defined as net income before: depreciation and amortization expense; acquisition-related costs; Mobile Bay Formosan termite settlement; non-cash stock-based compensation expense; restructuring and other charges; net earnings from discontinued operations; provision for income taxes; and interest expense. The Company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(2) Adjusted Net Income is defined as net income before: amortization expense; acquisition-related costs; Mobile Bay Formosan termite settlement; restructuring and other charges; net earnings from discontinued operations; and the tax impact of the aforementioned adjustments. The Company’s definition of Adjusted Net Income may not be comparable to similarly titled measures of other companies. Adjusted earnings per share is calculated as Adjusted Net Income divided by the weighted-average diluted common shares outstanding.

(3) Free cash flow is defined as net cash provided from operating activities from continuing operations less property additions.

(4) Organic revenue growth is defined as revenue excluding revenue from acquired customers for 12 months following the acquisition date.

(5) Free cash flow conversion rate is defined as free cash flow divided by Adjusted EBITDA.

(6) Net debt leverage ratio is defined as total debt less cash divided by LTM Adjusted EBITDA. LTM Adjusted EBITDA is calculated as Q2 2021 YTD Adjusted EBITDA ($213 million) plus 2020 Adjusted EBITDA ($345 million) less Q2 2020 YTD Adjusted EBITDA ($179 million).

TERMINIX GLOBAL HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$560	$534	$1,032	$990
Cost of services rendered and products sold	318	297	588	577
Selling and administrative expenses	143	143	280	283
Amortization expense	10	9	19	18
Acquisition-related costs	(1)	—	(1)	1
Mobile Bay Formosan termite settlement	4	—	4	—
Restructuring and other charges	2	8	9	12
Interest expense	11	22	23	45
Interest and net investment income	(1)	(1)	(1)	(1)
Income from Continuing Operations before Income Taxes	73	57	110	56
Provision for income taxes	20	18	31	16
Equity in earnings of joint ventures	1	1	2	1
Income from Continuing Operations	54	40	81	41
Net earnings from discontinued operations	—	13	—	26
Net Income	$54	$53	$81	$67
Total Comprehensive Income	$48	$54	$97	$19
Weighted-average common shares outstanding - Basic	127.4	131.9	129.3	133.4
Weighted-average common shares outstanding - Diluted	127.8	132.0	129.8	133.5
Basic Earnings Per Share:
Income from Continuing Operations	$0.42	$0.30	$0.63	$0.31
Net earnings from discontinued operations	—	0.10	—	0.19
Net Income	0.42	0.40	0.62	0.50
Diluted Earnings Per Share:
Income from Continuing Operations	$0.42	$0.30	$0.62	$0.31
Net earnings from discontinued operations	—	0.10	—	0.19
Net Income	0.42	0.40	0.62	0.50

TERMINIX GLOBAL HOLDINGS, INC.

Consolidated Statements of Financial Position

(In millions, except share data)

	As of	As of
	June 30,	December 31,
	2021	2020
Assets:
Current Assets:
Cash and cash equivalents	$313	$615
Receivables, less allowances of $27 and $25, respectively	208	206
Inventories	42	44
Prepaid expenses and other assets	167	145
Total Current Assets	730	1,010
Other Assets:
Property and equipment, net	177	182
Operating lease right-of-use assets	80	80
Goodwill	2,168	2,146
Intangible assets, primarily trade names, service marks and trademarks, net	1,104	1,111
Restricted cash	89	89
Notes receivable	32	31
Long-term marketable securities	15	14
Deferred customer acquisition costs	96	98
Other assets	76	75
Total Assets	$4,567	$4,837
Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$113	$91
Accrued liabilities:
Payroll and related expenses	90	102
Self-insured claims and related expenses	70	76
Accrued interest payable	7	7
Other	100	99
Deferred revenue	110	102
Current portion of lease liability	17	17
Current portion of long-term debt	44	94
Total Current Liabilities	552	588
Long-Term Debt	834	826
Other Long-Term Liabilities:
Deferred taxes	363	346
Other long-term obligations, primarily self-insured claims	215	239
Long-term lease liability	95	96
Total Other Long-Term Liabilities	673	681
Commitments and Contingencies
Stockholders' Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 148,838,068 shares issued and 125,271,848 outstanding at June 30, 2021 and 148,400,384 shares issued and 132,080,845 shares outstanding at December 31, 2020)	2	2
Additional paid-in capital	2,379	2,359
Retained Earnings	922	841
Accumulated other comprehensive loss	(22)	(39)
Less common stock held in treasury, at cost (23,566,220 shares at June 30, 2021 and 16,319,539 shares at December 31, 2020)	(773)	(423)
Total Stockholders' Equity	2,508	2,741
Total Liabilities and Stockholders' Equity	$4,567	$4,837

TERMINIX GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	June 30,
	2021	2020
Cash and Cash Equivalents and Restricted Cash at Beginning of Period	$704	$368
Cash Flows from Operating Activities from Continuing Operations:
Net Income	81	67
Adjustments to reconcile net income to net cash provided from operating activities:
Net earnings from discontinued operations	—	(26)
Equity in earnings of joint venture	(2)	(1)
Depreciation expense	35	37
Amortization expense	19	18
Amortization of debt issuance costs	1	2
Amortization of lease right-of-use assets	8	9
Mobile Bay Formosan termite settlement	4	—
Deferred income tax provision	13	—
Stock-based compensation expense	11	10
Restructuring and other charges	9	12
Payments for restructuring and other charges	(5)	(6)
Acquisition-related costs	(1)	1
Payments for acquisition-related costs	(1)	(4)
Other	(12)	(9)
Change in working capital, net of acquisitions:
Receivables	(7)	(29)
Inventories and other current assets	(25)	(6)
Accounts payable	23	26
Deferred revenue	8	4
Accrued liabilities	(12)	31
Accrued interest payable	—	(4)
Current income taxes	2	40
Net Cash Provided from Operating Activities from Continuing Operations	151	172
Cash Flows from Investing Activities from Continuing Operations:
Property additions	(12)	(15)
Sale of equipment and other assets	1	—
Business acquisitions, net of cash acquired	(45)	(24)
Origination of notes receivable	(34)	(20)
Collections on notes receivable	33	22
Net Cash Used for Investing Activities from Continuing Operations	(56)	(36)
Cash Flows from Financing Activities from Continuing Operations:
Payments of debt	(67)	(40)
Repurchase of common stock	(350)	(103)
Issuance of common stock	8	3
Net Cash Used For Financing Activities from Continuing Operations	(409)	(140)
Cash Flows from Discontinued Operations:
Cash provided from operating activities	12	27
Net Cash Provided from Discontinued Operations	12	28
Effect of Exchange Rate Changes on Cash	—	(1)
Cash (Decrease) Increase During the Period	(302)	22
Cash and Cash Equivalents and Restricted Cash at End of Period	$402	$391

The following table presents reconciliations of net income to Adjusted Net Income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2021	2020	2021	2020
Net Income	$54	$53	$81	$67
Amortization expense	10	9	19	18
Acquisition-related costs	(1)	—	(1)	1
Mobile Bay Formosan termite settlement	4	—	4	—
Restructuring and other charges	2	8	9	12
Net earnings from discontinued operations	—	(13)	—	(26)
Tax impact of adjustments	(4)	(4)	(8)	(8)
Adjusted Net Income	$66	$53	$105	$64
Weighted-average diluted common shares outstanding	127.8	132.0	129.8	133.5
Adjusted earnings per share	$0.51	$0.40	$0.81	$0.48

The following table presents reconciliations of net cash provided from operating activities from continuing operations to free cash flow:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2021	2020	2021	2020
Net Cash Provided from Operating Activities from Continuing Operations	$76	$117	$151	$172
Property additions	(6)	(5)	(12)	(15)
Free Cash Flow	$71	$112	$139	$157

The following table presents reconciliations of net income to Adjusted EBITDA.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2021	2020	2021	2020
Net income	$54	$53	$81	$67
Depreciation and amortization expense	26	27	54	55
Acquisition-related costs	(1)	—	(1)	1
Mobile Bay Formosan termite settlement	4	—	4	—
Non-cash stock-based compensation expense	5	5	11	10
Restructuring and other charges	2	8	9	12
Net earnings from discontinued operations	—	(13)	—	(26)
Provision for income taxes	20	18	31	16
Interest expense	11	22	23	45
Adjusted EBITDA	$123	$119	$213	$179